Exhibit 23.2  Consent of Rowles & Company, LLP

                                                    ROWLES
                                                    & Company, LLP

                                                    Certified Public Accountants



                       Consent of Independent Accountants


        We consent to the use of our name as it appears under the caption "Experts" and "Change in Accountants" in the Registration Statement on Form SB-2 and the Prospectus included therein.



                                        /s/ Rowles & Company
                                        --------------------
                                        Rowles & Company, LLP

July 30, 1997
Baltimore, Maryland


         101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
                       410-583-6990     FAX 410-583-7061